Exhibit 5.1

February 24, 2014

Board of Directors

Enerpulse Technologies, Inc.

2451 Alamo Ave SE

Albuquerque, NM 87106

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

We act as counsel to Enerpulse Technologies, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-191471), as amended (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act”), (a) by the Company of (i) up to 2,500,000 shares of the Company's common stock, par value $0.001 per share (“Common Stock”), plus up to 375,000 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the "Shares"); (ii) warrants to purchase up to 2,500,000 shares of Common Stock, plus warrants to purchase up to 375,000 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the “Warrants”); (iii) up to 2,875,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); (iv) warrants to purchase up to 125,000 shares of Common Stock to be issued to Roth Capital Partners, LLC (“Roth”) (and/or its designees), in its capacity as the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement described below (the “Underwriter Compensation Warrants”); and (v) up to 125,000 shares of Common Stock issuable upon exercise of the Underwriter Compensation Warrants (the “Underwriter Compensation Warrant Shares”); (b) by Freepoint Commerce Marketing, LLC (“Freepoint”) of (i) up to 686,275 shares of Common Stock held by Freepoint (the “Freepoint Shares”); and (ii) up to 87,500 shares of Common Stock issuable to Freepoint (the “Freepoint Warrant Shares”) upon exercise of an outstanding warrant (the “Freepoint Warrant); and (c) by Roth of (i) an outstanding warrant to purchase up to 150,000 shares of Common Stock issued to Roth by the Company (the “Underwriter Resale Warrant”); and (ii) up to 150,000 shares of Common Stock issuable to Roth (the “Underwriter Resale Warrant Shares”) upon exercise of the Underwriter Resale Warrant, in each case as further described in the Company's Registration Statement filed under the Securities Act. The Shares, the Warrants, the Warrant Shares, the Underwriter Compensation Warrants, the Underwriter Compensation Warrant Shares, the Freepoint Shares, the Freepoint Warrant Shares, the Underwriter Resale Warrant and the Underwriter Resale Warrant Shares are referred to herein collectively as the “Securities”. We understand that the Shares and the Warrants are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Roth, acting for itself and as representative for the underwriters (the “Underwriting Agreement”).

Board of Directors

Enerpulse Technologies, Inc.

February 24, 2014

We understand that the Warrants will be issued under a Warrant Agency Agreement between the Company and Stock Transfer Corporation, as warrant agent (the “Warrant Agreement”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of Nevada and, with respect only to the Warrants, the Underwriter Resale Warrant and Underwriter Compensation Warrants, the Federal Law of the United States, the laws applicable to the State of Nevada and the laws applicable to the State of New York.

Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based upon and subject to the foregoing, and assuming that (a) each of the Underwriting Agreement and Warrant Agreement will be duly executed and delivered by all parties thereto other than the Company, (b) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (c) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto; and (d) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof, we are of the opinion that:

(i)	the Securities have been duly authorized,

(ii)	when the Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable,

(iii)	each Warrant, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability,

(iv)	the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable,

Board of Directors

Enerpulse Technologies, Inc.

February 24, 2014

(v)	the Underwriter Compensation Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability,

(vi)	the Underwriter Compensation Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise of the Underwriter Compensation Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriter Compensation Warrants, will be validly issued, fully paid and non-assessable,

(vii)	the Freepoint Shares are validly issued, fully paid and non-assessable,

(viii)	the Freepoint Warrant Shares, when issued and delivered by the Company upon valid exercise of the Freepoint Warrant and, to the extent applicable, against receipt of the exercise price therefor, in accordance with and in the manner described in the Freepoint Warrant, will be validly issued, fully paid and non-assessable,

(ix)	the Underwriter Resale Warrant is validly issued, fully paid and non-assessable and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and

(x)	the Underwriter Resale Warrant Shares, when issued and delivered by the Company upon valid exercise of the Underwriter Resale Warrant and, to the extent applicable, against receipt of the exercise price therefor, in accordance with and in the manner described in the Underwriter Resale Warrant, will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the Prospectus and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Board of Directors

Enerpulse Technologies, Inc.

February 24, 2014

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP